Exhibit 99.1

Kemper Corporation 200 East Randolph Street Suite 3300 Chicago, IL 60601 kemper.com

Press Release
Kemper Reports Strong Second Quarter 2019 Operating Results
CHICAGO, August 5, 2019 — Kemper Corporation (NYSE: KMPR) reported net income of $122.1 million, or $1.84 per diluted share, for the second quarter of 2019, compared to $37.6 million, or $0.73 per diluted share, for the second quarter of 2018. In the second quarter of 2019, net income included a $20.1 million after-tax gain, or $0.30 per diluted share, attributable to the change in fair value of equity and convertible securities. As adjusted for the acquisition of Infinity Property and Casualty Corporation (“as adjusted”)1, net income was $126.3 million, or $1.90 per diluted share, for the second quarter of 2019, compared to $65.4 million, or $1.00 per diluted share, for the second quarter of 2018.
Adjusted consolidated net operating income1 was $91.5 million, or $1.38 per diluted share, for the second quarter of 2019, compared to $36.5 million, or $0.70 per diluted share, for the second quarter of 2018. These results increased primarily from the continued profitable growth in the Specialty Property & Casualty Insurance segment.
Highlights of the quarter include:

◦	Consolidated earned premiums increased by 70 percent, or $458.5 million in the quarter, as reported, 8 percent, or $84.2 million, as adjusted [1]

◦	Specialty Property & Casualty Insurance segment’s earned premiums increased by 139 percent, or $446.0 million in the quarter, as reported, 10 percent, or $71.7 million, as adjusted [1]

“Our results this quarter demonstrate meaningful gains in specialty auto, and continued stability in our life and health segment,” said Joseph P. Lacher, Jr., President and CEO. “The consistent strength of our balance sheet and disciplined approach to strategy execution again produced revenue growth, solid earnings, and shareholder returns. Our strategy and business model continues to perform, expanding Kemper’s reach to specialty markets with easy-to-use, affordable and appropriate insurance and financial solutions.”

	Three Months Ended		Six Months Ended
(Dollars in Millions, Except Per Share Amounts) (Unaudited)	Jun 30, 2019	Jun 30, 2018	Jun 30, 2019	Jun 30, 2018
Net Income	$122.1	$37.6	$277.4	$91.4
Income from Continuing Operations	$122.1	$37.5	$277.4	$91.1
Adjusted Consolidated Net Operating Income[1]	$91.5	$36.5	$190.4	$94.0

Impact of Catastrophe Losses and Related Loss Adjustment Expense (LAE) on Net Income	$(22.8)	$(34.3)	$(36.6)	$(40.4)

Diluted Net Income Per Share From:
Net Income	$1.84	$0.73	$4.20	$1.76
Income from Continuing Operations	$1.84	$0.73	$4.20	$1.75
Adjusted Consolidated Net Operating Income[1]	$1.38	$0.70	$2.88	$1.80

Impact of Catastrophe Losses and Related LAE on Net Income Per Share	$0.34	$(0.66)	$(0.56)	$(0.78)

1 Non-GAAP financial measure. All Non-GAAP financial measures are denoted with footnote 1 throughout this release. See “Use of Non-GAAP Financial Measures” for additional information.

Capital
Total Shareholders’ Equity at the end of the quarter was $3,683.7 million, an increase of $633.6 million, or 21 percent, since year-end 2018 driven by net income, unrealized gains on the fixed maturity portfolio and proceeds from the issuance of stock partially offset by dividends paid to shareholders. Kemper ended the quarter with cash and investments at the holding company of $312.7 million, and the $400 million revolving credit agreement was undrawn.
During the second quarter of 2019, Kemper paid dividends of $16.4 million.
Kemper ended the quarter with a book value per share of $55.34, an increase of 17 percent from $47.10 at the end of 2018. Book value per share excluding net unrealized gains on fixed maturities1 was $49.82, up 10 percent from $45.40 at the end of 2018, driven by net income partially offset by dividends paid to shareholders.
Revenues
Total revenues for the second quarter of 2019 increased $533.5 million, or 72 percent, to $1,275.4 million, compared to the second quarter of 2018, driven by $446.0 million of higher Specialty P&C earned premiums and $25.1 million of higher revenues from the increase in the fair values of equity and convertible securities. Net investment income increased $17.6 million to $96.0 million in the second quarter of 2019, primarily from a $11.2 million increase in interest on fixed income securities primarily from the addition of Infinity’s investment portfolio. Net realized investment gains were $21.3 million in the second quarter of 2019, compared to $3.8 million last year. Other income increased from $1.2 million to $22.7 million in the second quarter of 2019.
On an as adjusted basis1, Specialty P&C earned premiums for the second quarter of 2019 increased $71.7 million, or 10 percent, to $766.0, compared to the second quarter of 2018, primarily from higher policies in-force.

Segment Results
Unless otherwise noted, (i) the segment results discussed below are presented on an after-tax basis, (ii) prior-year development includes both catastrophe and non-catastrophe losses and LAE, (iii) catastrophe losses and LAE exclude the impact of prior-year development, (iv) loss ratio includes loss and LAE, and (v) all comparisons are made to the prior year quarter unless otherwise stated.

	Three Months Ended		Six Months Ended
(Dollars in Millions) (Unaudited)	Jun 30, 2019	Jun 30, 2018	Jun 30, 2019	Jun 30, 2018
Segment Net Operating Income (Loss):
Preferred Property & Casualty Insurance	$5.2	$(6.0)	$8.0	$7.5
Specialty Property & Casualty Insurance	62.7	22.4	142.3	45.8
Life & Health Insurance	13.3	26.7	36.4	50.8
Total Segment Net Operating Income	81.2	43.1	186.7	104.1
Corporate and Other Net Operating Income (Loss)	10.3	(6.6)	3.7	(10.1)
Adjusted Consolidated Net Operating Income[1]	91.5	36.5	190.4	94.0
Net Income (Loss) From:
Change in Fair Value of Equity and Convertible Securities	20.1	0.3	71.0	0.9
Net Realized Gains on Sales of Investments	16.8	3.0	29.5	5.1
Net Impairment Losses Recognized in Earnings	(5.3)	—	(8.1)	(0.4)
Acquisition Related Transaction, Integration and Other Costs	(1.0)	(2.3)	(5.4)	(8.5)
Income from Continuing Operations	$122.1	$37.5	$277.4	$91.1
The Preferred Property & Casualty Insurance segment reported net operating income of $5.2 million for the second quarter of 2019, compared to a loss of $6.0 million in 2018. Improved results were primarily due to lower incurred catastrophe losses and LAE and a favorable change in loss and LAE reserve development, partially offset by higher underlying losses and LAE as a percentage of earned premiums. The Preferred Property & Casualty Insurance segment’s combined ratio decreased 9.4 percent points to 103.1 percent, while the underlying combined ratio1 increased 3.0 percent points to 93.9 percent in the second quarter of 2019, driven by an increase in the underlying loss ratio1, primarily resulting from adverse intra-year development of Q1 non-catastrophe large losses in Homeowners.
The Specialty Property & Casualty Insurance segment reported net operating income of $62.7 million for the second quarter of 2019, compared to $22.4 million in 2018. Results improved primarily from strong organic and inorganic Personal Automobile growth and profitability. On an as adjusted basis1, the segment’s net operating income was $67.1 million in the second quarter of 2019, compared to $54.8 million in 2018. The segment’s underlying combined ratio1 was 94.0 percent, largely consistent with the second quarter of 2018.
The Life & Health Insurance segment reported net operating income of $13.3 million for the second quarter of 2019, compared to $26.7 million in 2018. Results decreased primarily from an increase in policyholders’ benefits and incurred losses and insurance expenses, partially offset by an increase in earned premiums. The increase in policyholders’ benefits and incurred losses was due to an increase in benefits on life insurance products and higher than expected severity on accident and health insurance claims. Insurance expenses increase was primarily driven by investments in the business.

Unaudited condensed consolidated statements of income for the three and six months ended June 30, 2019 and 2018 are presented below.

	Three Months Ended		Six Months Ended
(Dollars in Millions, Except Per Share Amounts)	Jun 30, 2019	Jun 30, 2018	Jun 30, 2019	Jun 30, 2018
Revenues:
Earned Premiums	$1,116.6	$658.1	$2,191.4	$1,267.9
Net Investment Income	96.0	78.4	178.7	157.6
Other Income	22.7	1.2	24.6	2.4
Income from Change in Fair Value of Equity and Convertible Securities	25.5	0.4	89.9	1.1
Net Realized Gains on Sales of Investments	21.3	3.8	37.4	6.4
Other-than-temporary Impairment Losses:
Total Other-than-temporary Impairment Losses	(6.7)	—	(10.2)	(0.5)
Portion of Losses Recognized in Other Comprehensive Income	—	—	(0.1)	—
Net Impairment Losses Recognized in Earnings	(6.7)	—	(10.3)	(0.5)
Total Revenues	1,275.4	741.9	2,511.7	1,434.9
Expenses:
Policyholders’ Benefits and Incurred Losses and Loss Adjustment Expenses	825.4	499.5	1,590.8	936.4
Insurance Expenses	263.5	171.2	498.3	331.3
Interest and Other Expenses	38.0	25.7	79.4	54.7
Total Expenses	1,126.9	696.4	2,168.5	1,322.4
Income from Continuing Operations before Income Taxes	148.5	45.5	343.2	112.5
Income Tax Expense	(26.4)	(8.0)	(65.8)	(21.4)
Income from Continuing Operations	122.1	37.5	277.4	91.1
Income from Discontinued Operations	—	0.1	—	0.3
Net Income	$122.1	$37.6	$277.4	$91.4

Income from Continuing Operations Per Unrestricted Share:
Basic	$1.87	$0.73	$4.25	$1.76
Diluted	$1.84	$0.73	$4.20	$1.75

Net Income Per Unrestricted Share:
Basic	$1.87	$0.73	$4.25	$1.77
Diluted	$1.84	$0.73	$4.20	$1.76

Weighted-average Outstanding (Shares in Thousands):
Unrestricted Shares - Basic	65,408.1	51,549.9	65,113.2	51,526.6
Unrestricted Shares and Equivalent Shares - Diluted	66,189.9	52,076.4	65,899.6	51,996.7

Unaudited business segment revenues for the three and six months ended June 30, 2019 and 2018 are presented below.

	Three Months Ended		Six Months Ended
(Dollars in Millions)	Jun 30, 2019	Jun 30, 2018	Jun 30, 2019	Jun 30, 2018
REVENUES:
Preferred Property & Casualty Insurance:
Earned Premiums:
Preferred Automobile	$117.9	$108.7	$233.3	$213.6
Homeowners	60.8	62.2	121.1	124.0
Other Personal	9.8	10.2	19.7	20.3
Total Earned Premiums	188.5	181.1	374.1	357.9
Net Investment Income	12.3	14.0	20.6	27.7
Total Preferred Property & Casualty Insurance Revenues	200.8	195.1	394.7	385.6
Specialty Property & Casualty Insurance:
Earned Premiums:
Specialty Personal Automobile	703.7	307.5	1,373.3	573.7
Commercial Automobile Insurance	62.3	12.5	122.0	24.7
Total Earned Premiums	766.0	320.0	1,495.3	598.4
Net Investment Income	28.9	10.2	50.4	20.1
Other Income	1.0	0.4	1.8	0.7
Total Specialty Property & Casualty Insurance Revenues	795.9	330.6	1,547.5	619.2
Life & Health Insurance:
Earned Premiums:
Life	97.0	95.4	192.8	189.1
Accident & Health	47.9	43.8	94.8	87.1
Property	17.2	17.8	34.4	35.4
Total Earned Premiums	162.1	157.0	322.0	311.6
Net Investment Income	53.0	54.5	104.7	108.2
Other Income	1.6	0.9	2.7	1.7
Total Life & Health Insurance Revenues	216.7	212.4	429.4	421.5
Total Segment Revenues	1,213.4	738.1	2,371.6	1,426.3
Income from Change in Fair Value of Equity and Convertible Securities	25.5	0.4	89.9	1.1
Net Realized Gains on Sales of Investments	21.3	3.8	37.4	6.4
Net Impairment Losses Recognized in Earnings	(6.7)	—	(10.3)	(0.5)
Other	21.9	(0.4)	23.1	1.6
Total Revenues	$1,275.4	$741.9	$2,511.7	$1,434.9

KEMPER CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Dollars in Millions) (Unaudited)

	Jun 30, 2019	Dec 31, 2018
Assets:
Investments:
Fixed Maturities at Fair Value	$6,540.2	$6,424.2
Equity Securities at Fair Value	923.3	684.4
Equity Securities at Modified Cost	38.1	41.5
Equity Method Limited Liability Investments at Cost Plus Cumulative Undistributed Earnings	219.7	187.0
Convertible Securities at Fair Value	34.3	31.5
Short-term Investments at Cost which Approximates Fair Value	642.5	286.1
Other Investments	442.8	414.8
Total Investments	8,840.9	8,069.5
Cash	104.4	75.1
Receivables from Policyholders	1,095.2	1,007.1
Other Receivables	248.1	245.4
Deferred Policy Acquisition Costs	521.0	470.0
Goodwill	1,114.0	1,112.4
Current Income Tax Assets	41.0	38.9
Other Assets	651.9	526.5
Total Assets	$12,616.5	$11,544.9
Liabilities and Shareholders’ Equity:
Insurance Reserves:
Life & Health	$3,581.0	$3,558.7
Property & Casualty	1,911.9	1,874.9
Total Insurance Reserves	5,492.9	5,433.6
Unearned Premiums	1,545.6	1,424.3
Deferred Income Tax Liabilities	124.1	26.2
Liabilities for Unrecognized Tax Benefits	—	4.4
Collateralized Investment Borrowings at Cost	155.0	10.0
Debt at Amortized Cost	873.3	909.0
Accrued Expenses and Other Liabilities	741.9	687.3
Total Liabilities	8,932.8	8,494.8
Shareholders’ Equity:
Common Stock	6.7	6.5
Paid-in Capital	1,806.4	1,666.3
Retained Earnings	1,593.7	1,355.5
Accumulated Other Comprehensive Income	276.9	21.8
Total Shareholders’ Equity	3,683.7	3,050.1
Total Liabilities and Shareholders’ Equity	$12,616.5	$11,544.9

Unaudited selected financial information for the Preferred Property & Casualty Insurance segment follows.

	Three Months Ended		Six Months Ended
(Dollars in Millions)	Jun 30, 2019	Jun 30, 2018	Jun 30, 2019	Jun 30, 2018

Results of Operations
Net Premiums Written	$197.5	$198.0	$377.1	$368.5

Earned Premiums	$188.5	$181.1	$374.1	$357.9
Net Investment Income	12.3	14.0	20.6	27.7
Total Revenues	200.8	195.1	394.7	385.6
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	119.1	107.8	239.9	222.0
Catastrophe Losses and LAE	22.6	40.3	39.2	47.6
Prior Years:
Non-catastrophe Losses and LAE	(4.3)	0.6	(9.4)	4.8
Catastrophe Losses and LAE	(0.9)	(1.8)	0.1	(7.2)
Total Incurred Losses and LAE	136.5	146.9	269.8	267.2
Insurance Expenses	57.9	56.9	115.2	110.5
Operating Income (Loss)	6.4	(8.7)	9.7	7.9
Income Tax Expense	(1.2)	2.7	(1.7)	(0.4)
Segment Net Operating Income	$5.2	$(6.0)	$8.0	$7.5

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	63.2%	59.5%	64.1%	62.1%
Current Year Catastrophe Losses and LAE Ratio	12.0	22.3	10.5	13.3
Prior Years Non-catastrophe Losses and LAE Ratio	(2.3)	0.3	(2.5)	1.3
Prior Years Catastrophe Losses and LAE Ratio	(0.5)	(1.0)	—	(2.0)
Total Incurred Loss and LAE Ratio	72.4	81.1	72.1	74.7
Insurance Expense Ratio	30.7	31.4	30.8	30.9
Combined Ratio	103.1%	112.5%	102.9%	105.6%

Underlying Combined Ratio[1]
Current Year Non-catastrophe Losses and LAE Ratio	63.2%	59.5%	64.1%	62.1%
Insurance Expense Ratio	30.7	31.4	30.8	30.9
Underlying Combined Ratio[1]	93.9%	90.9%	94.9%	93.0%

Non-GAAP Measure Reconciliation
Combined Ratio	103.1%	112.5%	102.9%	105.6%
Current Year Catastrophe Losses and LAE Ratio	12.0	22.3	10.5	13.3
Prior Years Non-catastrophe Losses and LAE Ratio	(2.3)	0.3	(2.5)	1.3
Prior Years Catastrophe Losses and LAE Ratio	(0.5)	(1.0)	—	(2.0)
Underlying Combined Ratio[1]	93.9%	90.9%	94.9%	93.0%

Unaudited selected financial information for the Specialty Property & Casualty Insurance segment follows.

	Three Months Ended		Six Months Ended
(Dollars in Millions)	Jun 30, 2019	Jun 30, 2018	Jun 30, 2019	Jun 30, 2018

Results of Operations
Net Premiums Written	$804.7	$338.9	$1,613.8	$657.3

Earned Premiums	$766.0	$320.0	$1,495.3	$598.4
Net Investment Income	28.9	10.2	50.4	20.1
Other Income	1.0	0.4	1.8	0.7
Total Revenues	795.9	330.6	1,547.5	619.2
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	579.2	247.2	1,123.5	459.5
Catastrophe Losses and LAE	4.4	2.1	5.0	2.3
Prior Years:
Non-catastrophe Losses and LAE	(8.6)	4.1	(26.9)	3.6
Catastrophe Losses and LAE	(0.1)	—	0.1	(0.3)
Total Incurred Losses and LAE	574.9	253.4	1,101.7	465.1
Insurance Expenses	140.9	49.0	265.7	96.9
Other Expenses	0.7	—	1.3	—
Operating Income	79.4	28.2	178.8	57.2
Income Tax Benefit	(16.7)	(5.8)	(36.5)	(11.4)
Segment Net Operating Income	$62.7	$22.4	$142.3	$45.8

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	75.6%	77.2%	75.2%	76.8%
Current Year Catastrophe Losses and LAE Ratio	0.6	0.7	0.3	0.4
Prior Years Non-catastrophe Losses and LAE Ratio	(1.1)	1.3	(1.8)	0.6
Prior Years Catastrophe Losses and LAE Ratio	—	—	—	(0.1)
Total Incurred Loss and LAE Ratio	75.1	79.2	73.7	77.7
Insurance Expense Ratio	18.4	15.3	17.8	16.2
Combined Ratio	93.5%	94.5%	91.5%	93.9%

Underlying Combined Ratio[1]
Current Year Non-catastrophe Losses and LAE Ratio	75.6%	77.2%	75.2%	76.8%
Insurance Expense Ratio	18.4	15.3	17.8	16.2
Underlying Combined Ratio[1]	94.0%	92.5%	93.0%	93.0%

Non-GAAP Measure Reconciliation
Combined Ratio	93.5%	94.5%	91.5%	93.9%
Current Year Catastrophe Losses and LAE Ratio	0.6	0.7	0.3	0.4
Prior Years Non-catastrophe Losses and LAE Ratio	(1.1)	1.3	(1.8)	0.6
Prior Years Catastrophe Losses and LAE Ratio	—	—	—	(0.1)
Underlying Combined Ratio[1]	94.0%	92.5%	93.0%	93.0%

Unaudited selected financial information for the Life & Health Insurance segment follows.

	Three Months Ended		Six Months Ended
(Dollars in Millions)	Jun 30, 2019	Jun 30, 2018	Jun 30, 2019	Jun 30, 2018

Results of Operations

Earned Premiums	$162.1	$157.0	$322.0	$311.6
Net Investment Income	53.0	54.5	104.7	108.2
Other Income	1.6	0.9	2.7	1.7
Total Revenues	216.7	212.4	429.4	421.5
Policyholders’ Benefits and Incurred Losses and LAE	113.5	99.2	218.9	204.1
Insurance Expenses	87.1	79.4	165.1	153.3
Operating Profit	16.1	33.8	45.4	64.1
Income Tax Expense	(2.8)	(7.1)	(9.0)	(13.3)
Segment Net Operating Income	$13.3	$26.7	$36.4	$50.8
Use of Non-GAAP Financial Measures
Adjusted Consolidated Net Operating Income1
Adjusted Consolidated Net Operating Income1 is an after-tax, non-GAAP financial measure computed by excluding from Income from Continuing Operations the after-tax impact of 1) loss from change in fair value of equity and convertible securities, 2) net realized gains on sales of investments, 3) net impairment losses recognized in earnings related to investments, 4) acquisition related transaction, integration and other costs, 5) loss from early extinguishment of debt and 6) significant non-recurring or infrequent items that may not be indicative of ongoing operations. Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is Income from Continuing Operations.
Kemper believes that Adjusted Consolidated Net Operating Income1 provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Loss from Change in Fair Value of Equity and Convertible Securities, Net Realized Gains on Sales of Investments and Net Impairment Losses Recognized in Earnings related to investments included in the Company’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the Company’s investments, the timing of which is unrelated to the insurance underwriting process. Loss from Early Extinguishment of Debt is driven by the Company’s financing and refinancing decisions and capital needs, as well as external economic developments such as debt market conditions, the timing of which is unrelated to the insurance underwriting process. Acquisition Related Transaction, Integration and Other Costs may vary significantly between periods and are generally driven by the timing of acquisitions and business decisions which are unrelated to the insurance underwriting process. Significant non-recurring items are excluded because, by their nature, they are not indicative of the Company’s business or economic trends.

A reconciliation of Income from Continuing Operations to Adjusted Consolidated Net Operating Income1 for the three and six months ended June 30, 2019 and 2018 is presented below.

	Three Months Ended		Six Months Ended
(Dollars in Millions) (Unaudited)	Jun 30, 2019	Jun 30, 2018	Jun 30, 2019	Jun 30, 2018
Income from Continuing Operations	$122.1	$37.5	$277.4	$91.1
Less Net Income (Loss) From:
Income from Change in Fair Value of Equity and Convertible Securities	20.1	0.3	71.0	0.9
Net Realized Gains on Sales of Investments	16.8	3.0	29.5	5.1
Net Impairment Losses Recognized in Earnings	(5.3)	—	(8.1)	(0.4)
Acquisition Related Transaction, Integration and Other Costs	(1.0)	(2.3)	(5.4)	(8.5)
Adjusted Consolidated Net Operating Income[1]	$91.5	$36.5	$190.4	$94.0
Diluted Adjusted Consolidated Net Operating Income Per Unrestricted Share1
Diluted Adjusted Consolidated Net Operating Income Per Unrestricted Share1 is a non-GAAP financial measure computed by dividing Adjusted Consolidated Net Operating Income1 attributed to unrestricted shares by the weighted-average unrestricted shares and equivalent shares outstanding. The most directly comparable GAAP financial measure is Diluted Income from Continuing Operations Per Unrestricted Share.
A reconciliation of Diluted Income from Continuing Operations Per Unrestricted Share to Diluted Adjusted Consolidated Net Operating Income Per Unrestricted Share1 for the three and six months ended June 30, 2019 and 2018 is presented below.

	Three Months Ended		Six Months Ended
(Unaudited)	Jun 30, 2019	Jun 30, 2018	Jun 30, 2019	Jun 30, 2018
Diluted Income from Continuing Operations Per Unrestricted Share	$1.84	$0.73	$4.20	$1.75
Less Net Income (Loss) Per Unrestricted Share From:
Income from Change in Fair Value of Equity and Convertible Securities	0.30	0.01	1.07	0.02
Net Realized Gains on Sales of Investments	0.25	0.06	0.45	0.10
Net Impairment Losses Recognized in Earnings	(0.08)	—	(0.12)	(0.01)
Acquisition Related Transaction and Integration Costs	(0.01)	(0.04)	(0.08)	(0.16)
Diluted Adjusted Consolidated Net Operating Income Per Unrestricted Share[1]	$1.38	$0.70	$2.88	$1.80
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities1
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities1 is a ratio that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the after-tax impact of net unrealized gains on fixed income securities by total Common Shares Issued and Outstanding. Book Value Per Share is the most directly comparable GAAP financial measure. Kemper uses the trends in book value per share, excluding the after-tax impact of net unrealized gains on fixed income securities, in conjunction with book value per share to identify and analyze the change in net worth attributable to management efforts between periods. Kemper believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are not influenced by management. Kemper believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.

A reconciliation of the numerator used in the computation of Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities1 and Book Value Per Share at June 30, 2019 and December 31, 2018 is presented below.

(Dollars in Millions) (Unaudited)	Jun 30, 2019	Dec 31, 2018
Shareholders’ Equity	$3,683.7	$3,050.1
Net Unrealized Gains on Fixed Maturities	367.8	110.4
Shareholders’ Equity Excluding Net Unrealized Gains on Fixed Maturities[1]	$3,315.9	$2,939.7
Underlying Combined Ratio1
Underlying Combined Ratio1 is a non-GAAP financial measure that is computed by adding the current year non-catastrophe losses and LAE ratio with the insurance expense ratio. The most directly comparable GAAP financial measure is the combined ratio, which is computed by adding total incurred losses and LAE, including the impact of catastrophe losses and loss and LAE reserve development from prior years, with the insurance expense ratio. Kemper believes the underlying combined ratio is useful to investors and is used by management to reveal the trends in Kemper’s property and casualty insurance businesses that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on incurred losses and LAE and the combined ratio. Prior-year reserve development is caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of the company’s insurance products in the current period. Kemper believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing its underwriting performance. The underlying combined ratio1 should not be considered a substitute for the combined ratio and does not reflect the overall underwriting profitability of our business.
As Adjusted for Acquisition1
As Adjusted for Acquisition1 amounts are non-GAAP financial measures. For three months ended June 30, 2019, as adjusted amounts are computed by subtracting the impact of purchase accounting adjustments from the comparable consolidated GAAP financial measure reported by Kemper. For the three months ended June 30, 2019, as adjusted amounts are computed by adding the historical results of Infinity reported on a GAAP basis to the comparable consolidated GAAP financial measure reported by Kemper. Per share amounts on an acquisition-adjusted basis for the three months ended June 30, 2018 are computed by adjusting the denominator used in the calculation of diluted net income per share by adding the number of shares issued by Kemper on July 2, 2018 in connection with the acquisition to the diluted weighted-average shares outstanding reported by Kemper on a GAAP basis for the three months ended June 30, 2018. The Company believes computing and presenting results on an adjusted basis are useful to investors and are used by management to provide meaningful and comparable year-over-year comparisons.
A reconciliation of the As Adjusted for Acquisition1 non-GAAP financial measures used in this press release to the comparable GAAP financial measure for the three months ended June 30, 2019 is presented below.

(Dollars in Millions, Except Per Share Amounts) (Unaudited)	Kemper Consolidated GAAP Financial Measure	Less Impact of Purchase Accounting Adjustments	As Adjusted for Acquisition[1]
Net Income	$122.1	$(4.2)	$126.3
Net Income Per Share - Diluted	$1.84	$(0.06)	$1.90
Specialty Property & Casualty Insurance Segment:
Earned Premiums	$766.0	$—	$766.0
Segment Net Operating Income	$62.7	$(4.4)	$67.1

A reconciliation of the As Adjusted for Acquisition1 non-GAAP financial measures used in this press release to the comparable GAAP financial measure for the three months ended June 30, 2018 is presented below.

(Dollars in Millions) (Unaudited)	Kemper Consolidated GAAP Financial Measure	Infinity Prior to Acquisition	As Adjusted for Acquisition[1]
Net Income	$37.6	$27.8	$65.4
Specialty Property & Casualty Insurance Segment:
Earned Premiums	$320.0	$374.3	$694.3
Segment Net Operating Income	$22.4	$32.4	$54.8
A computation of Diluted Net Income Per Share - As Adjusted for Acquisition1 for the three months ended June 30, 2018 is presented below.

(Dollars and Shares in Millions, Except Per Share Amounts) (Unaudited)	As Adjusted for Acquisition[1]
Dollars in Millions
Net Income - As Adjusted for Acquisition[1]	$65.4
Less Income from Continuing Operations Attributed to Participating Awards - As Reported	0.1
Diluted Net Income Attributed to Unrestricted Shares - As Adjusted for Acquisition[1]	$65.3
Shares in Millions
Weighted-average Unrestricted Shares and Equivalent Shares Outstanding Assuming Dilution - As Reported	52.1
Shares Issued in Connection with Acquisition of Infinity	13.2
Weighted-average Unrestricted Shares and Equivalent Shares Outstanding Assuming Dilution - As Adjusted for Acquisition[1]	65.3
In Dollars
Diluted Net Income Per Share - As Adjusted for Acquisition[1]	$1.00
Conference Call
Kemper will discuss its second quarter 2019 results in a conference call on Monday, August 5, at 4:15 p.m. Eastern (3:15 p.m. Central) Time. Kemper’s conference call will be accessible via the internet and by telephone. The phone number for Kemper’s conference call is 844.826.3041. To listen via webcast, register online at the investor section of kemper.com at least 15 minutes prior to the webcast to download and install any necessary software.
A replay of the call will be available online at the investor section of kemper.com.
More detailed financial information can be found in Kemper’s Investor Financial Supplement and Earnings Call Presentation for the second quarter of 2019, which is available at the investor section of kemper.com.

About Kemper
The Kemper family of companies is one of the nation’s leading specialized insurers. With over $12 billion in assets, Kemper is improving the world of insurance by providing affordable and easy-to-use personalized solutions to individuals, families and businesses through its Auto, Personal Insurance, Life and Health brands. Kemper serves over 6.4 million policies, is represented by more than 30,000 agents and brokers, and has over 8,300 associates dedicated to meeting the ever-changing needs of its customers.
Learn more about Kemper.

Cautionary Statements Regarding Forward-Looking Information

This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events, and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts.
Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and are not guarantees of future performance. Among the general factors that could cause actual results and financial condition to differ materially from estimated results and financial condition are the possibility that the anticipated benefits and synergies from an acquisition may not be fully realized to the extent or within the time frame previously expected and other factors listed in periodic reports filed by Kemper with the Securities and Exchange Commission (the “SEC”). No assurances can be given that the results and financial condition contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release. The reader is advised, however, to consult any further disclosures Kemper makes on related subjects in its filings with the SEC.
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Contacts
Investors: Christine Worley	312.661.4803 or investors@kemper.com
Media: Barbara Ciesemier	312.661.4521 or bciesemier@kemper.com